Exhibit 23.1

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71792, 33-89786, 333-56093, and
333-101548) and Registration Statement on Form S-3 (No. 333-76089) of DENTSPLY International Inc. of our report dated March 10, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Philadelphia, PA
March 14, 2006